UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2013

FAL EXPLORATION CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-170715	27-1517938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive – Suite 260 Deerfield Beach, FL 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 530-1267

Apps Genius Corp
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2013, FAL Exploration Corp., f/k/a Apps Genius Corp. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to change its name from “Apps Genius Corp” to “FAL Exploration Corp.” (the “Name Change”). The Amendment was effective as of July 9, 2013. A copy of the Amendment is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 3.1.

Item 8.01      Other Events

On July 22, 2013, the Company received approval from the Financial Industry Regulatory Authority (“FINRA”) to effectuate a reverse split of 1000 to 1 (the “Reverse Split”) in which each shareholder will be issued 1 share of common stock in exchange for 1000 shares of their currently issued common stock, which became effective as of July 22, 2013.  The Reverse Split had been previously approved and authorized by the Board and majority holders of the Company and, as a result, the issued and outstanding Common Stock shall decrease from 36,739,192 to 36,739.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2013	FAL Exploration Corp.

	By:	/s/ Adam Kotkin
Adam Kotkin Chief Executive Officer